UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/11/2005

SunLink Health Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-12607

Ohio	310621189
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

900 Circle 75 Parkway
Suite 1120
Atlanta, Georgia 30339
(Address of Principal Executive Offices, Including Zip Code)

770-933-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 9, 2005, SunLink Health Systems, Inc., (the "Company") and three of the Company's officers entered into letter agreements (the "Agreements") which served to amend in part their existing employment agreements. The Company's Chief Executive Officer, Robert M. Thornton, Jr., the Company's Chief Financial Officer, J. T. Morris, and the Company's Chief Operating Officer, Harry R. Alvis, agreed to amend the Amended and Restated Employment Agreement between themselves, the Company and SunLink Healthcare, LLC, dated February 1, 2002, and July 1, 2003. The Agreements served to extend the term of the Amended and Restated Employment Agreement by eighteen months for each of these three officers, making its new termination date June 30, 2006, for each. The above summary of the Agreements is qualified in its entirety by reference to the text of the Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Letter Agreement, dated March 9, 2005, between Robert M. Thornton, Jr., SunLink Health Systems, Inc., and SunLink Healthcare, LLC.

10.2 Letter Agreement, dated March 9, 2005, between , J. T. Morris, SunLink Health Systems, Inc., and SunLink Healthcare, LLC.

10.3 Letter Agreement, dated March 9, 2005, between Harry R. Alvis, SunLink Health Systems, Inc., and SunLink Healthcare, LLC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: March 11, 2005.	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement, dated March 9, 2005, between Robert M. Thornton, Jr., SunLink Health Systems, Inc. and SunLink Healthcare, LLC.
EX-10.2	Letter Agreement, dated March 9, 2005, between J.T. Morris, SunLink Health Systems, Inc. and SunLink Healthcare, LLC.
EX-10.3	Letter Agreement, dated March 9, 2005, between Harry R. Alvis, SunLink Health Systems, Inc. and SunLink Healthcare, LLC.